Exhibit 5.1

Sullivan & Worcester Tel Aviv 28 HaArba’a St. HaArba’a Towers North Tower, 35th Floor Tel-Aviv, Israel	+972-747580480 sullivanlaw.com

April 28, 2025

To:

Brenmiller Energy Ltd.

13 Amal St., Park Afek

Rosh Haayin, Israel, 4809249

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

 We have acted as Israeli counsel to Brenmiller Energy Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing of a Registration Statement on Form F-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), for the registration and proposed maximum aggregate offering price by the Company of up to $4,000,000 of: (a) ordinary shares, no par value per share, of the Company (the “Ordinary Shares”); (b)(1) pre-funded warrants to purchase Ordinary Shares (the “Pre-Funded Warrants”) and (2) Ordinary Shares underlying the Pre-Funded Warrants; and (c) (1) Series B warrants to purchase Ordinary Shares (the “Series B Warrants”) and Series C warrants to purchase Ordinary Shares (the “Series C Warrants”), (and, together with the Series B Warrants, the “Ordinary Warrants” and, together with the Pre-Funded Warrants, the “Warrants”), and (2) Ordinary Shares underlying the Ordinary Warrants in connection with a public offering of the Company (the “Offering”).

This opinion letter is rendered pursuant to Items 601(b)(5) and (b)(23) of Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, to which this opinion is attached as an exhibit, (ii) a copy of the amended and restated articles of association of the Company (the “Articles”); (iii) resolutions of the board of directors of the Company (the “Board”) which have heretofore been approved and which relate to the Registration Statement and the actions to be taken in connection with the Offering; and (iv) such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We have further assumed that at the time of issuance and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Company’s Articles such that a sufficient number of shares are authorized and available for issuance under the Articles.

Based upon and subject to the foregoing, we are of the opinion that: (i) upon payment to the Company of the consideration in such amount and form as shall be determined by the Board or by an authorized committee thereof, the Ordinary Shares, when issued and sold in the Offering as described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable; and (ii) the Ordinary Shares underlying the Warrants have been duly authorized and when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the terms of the Warrants, as applicable, will be validly issued, fully paid and non-assessable.

We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

This opinion set forth herein is made as of the date hereof and subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. This opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion, should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the securities covered by the Registration Statement currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

Very truly yours,

/s/ Sullivan & Worcester Tel-Aviv (Har-Even & Co.)
Sullivan & Worcester Tel-Aviv (Har-Even & Co.)